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     As filed with the Securities and Exchange Commission on July 20, 2001
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): July 5, 2001

                              CAIS INTERNET, INC.

            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)


      000-26103                                         52-2066769
------------------------                   -----------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


         1255 22nd Street, N.W.                           20037
            Washington, D.C.                           (Zip Code)
(Address of Principal Executive Offices)


                                (202) 715-1300
             (Registrant's Telephone Number, Including Area Code)

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Item 5. OTHER EVENTS.

On July 9, 2001 CAIS Internet, Inc. (the Company) announced that it had entered into a credit agreement with CII Ventures II LLC, an affiliate of Kohlberg Kravis Roberts & Company, Ulysses G. Auger, II, a founder of the Company and R. Theodore Ammon, a major shareholder of the Company. The credit agreement was executed on July 5, 2001 and will provide for availability of borrowings up to $19,500,000 which will be used to continue funding the Company's operations. The borrowings will incur interest at 15% per annum and will mature December 31, 2001. The credit agreement is unsecured and is subordinated to Nortel Networks Inc., an existing senior creditor. The Company has made an initial borrowing in the amount of $5,000,000.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Credit Agreement dated as of July 3, 2001, among CAIS, Inc., as Borrower, CAIS Internet, Inc., as Guarantor, The Lenders Party Hereto, and CII Ventures II LLC as Administrative Agent.

99.2 Subordination agreement dated as of July 3, 2001

99.3 Press Release issued by CAIS dated July 9, 2001.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CAIS INTERNET, INC.

Date: July 20, 2001


                               /s/  Andrew P. Hines
                               ----------------------------------
                               Andrew P. Hines
                               Executive Vice President and Chief
                               Financial Officer
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                                 EXHIBIT 99.1

Credit Agreement dated as of July 3, 2001, among CAIS, Inc., as Borrower, CAIS Internet, Inc., as Guarantor, The Lenders Party Hereto, and CII Ventures II LLC as Administrative Agent.

                                 EXHIBIT 99.2

Subordination agreement dated as of July 3, 2001

                                 EXHIBIT 99.3

Press Release
CAIS Internet, Inc. Announces Credit Agreement

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